EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                           State or Other
                                           Jurisdiction of          Percentage
                                           Incorporation            Ownership
                                           -------------            ---------
Parent
------

First South Bancorp, Inc.                     Virginia

Subsidiary
----------

First South Bank                           North Carolina              100%

Subsidiaries of First South Bank
--------------------------------

First South Investments, Inc.              North Carolina              100%

First South Leasing, LLC                   North Carolina              100%